EXHIBIT (c)(3)


                        GUARANTY AGREEMENT

       GUARANTY AGREEMENT, made and entered into as of the 14th day of June, 1996, by DUTTERER'S OF MANCHESTER CORP., a Maryland corporation ("Guarantor")
 for the benefit of CRESTAR BANK ("Bank").

       As an inducement for the Bank to enter into an Amended and Restated Credit Agreement of even date herewith (such Revolving Credit Agreement, as now or hereafter amended, being herein referred to as the "Agreement") with Doughtie's Foods, Inc., a Virginia corporation ("Doughtie's"), Guarantor has agreed to guarantee unconditionally the indebtedness and other obligations to the Bank of Doughtie's under or pursuant to the Agreement, including, but not limited to, Doughtie's obligations to pay the principal of and interest on the Notes (as defined in the Agreement). Such indebtedness and obligations are hereinafter collectively referred to as the "Guaranteed Obligations."

1. Guarantor unconditionally guarantees to the Bank the payment, when due, by acceleration, extension or otherwise, of the Guaranteed Obligations and the due and punctual observance or performance of each and every other covenant or agreement of Doughtie's thereunder.

2. Guarantor agrees that the whole or any part of any security now or hereafter held for the Guaranteed Obligations may be exchanged, comprised or surrendered from time to time; that the time or place of payment of The Guaranteed Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; that the obligors under the Guaranteed Obligations may be granted indulgences generally; that any of the provisions of the Agreement, any note or other instrument evidencing the Guaranteed Obligations or any security therefor may be modified, amended or waived; that any part liable for the payment thereof (including but not limited to any other guarantor of the Guaranteed Obligations) may be granted indulgences or released, all without notice to or further assent by Guarantor, who shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, change, extension, renewal, acceleration, indulgence, modification, amendment, waiver or release.

3. Guarantor expressly waives: (a) notice of acceptance of this Guaranty; (b) presentment and demand for payment of any of the Guaranteed Obligations; (c) protest and notice of dishonor or of default to Guarantor or to any other party with respect to the Guaranteed Obligations or with respect to any security therefor; (d) all other notices to which Guarantor might otherwise be entitled;
(e) demand for payment under this Guaranty; and (f) any right to assert against the Bank, any defense (legal or equitable), set-off, counterclaim or claim which it may now or hereafter have against Doughtie's.

4. This is a guaranty of payment and not of collection. The liability of Guarantor on this Guaranty shall be direct and immediate and not conditioned or contingent upon the pursuit of any remedies against Doughtie's or any other person, nor against securities or liens available to the Bank, its successors, assigns or agents. Guarantor waives any right to require that an action be brought against Doughtie's or any other person or guarantor or to require that resort be had to any security. If the Guaranteed Obligations are partially paid through the election of the Bank to pursue any of the remedies mentioned in this paragraph, or if the Guaranteed Obligations are otherwise partially paid, guarantor shall remain liable for any balance thereof.

5. If at any time or times hereafter the Bank employs counsel to intervene, or to file a petition, answer, motion or other pleading in any suit or proceeding relating to the Guaranty, then in such event, all of the reasonable attorneys' fees relating thereto shall be an additional liability of Guarantor to the Bank, payable on demand.

6. As security for its obligations hereunder, the Guarantor agrees that (a) in the event it fails to pay its obligations hereunder when due and payable under this Guaranty, any of Guarantor's assets of any kind, nature or description in the possession, control or custody of the Bank, may, without notice to Guarantor be reduced to cash or the like and applied to the Bank in reduction or payment of Guarantor's obligations hereunder; (b) all indebtedness and liabilities now and at any time or times hereafter owing by Doughtie's to Guarantor are hereby subordinated to the Guaranteed Obligations; and (c) all security interests, liens and encumbrances which Guarantor now has or from time to time hereafter may have upon any of the assets of Doughtie's are hereby subordinated to the Guaranteed Obligations.

7. This Guaranty shall continue in full force and effect until the Guaranteed Obligations are fully paid, performed and discharged. This Guaranty shall be binding upon and inure to the benefit of the Bank, its successors and assigns.

8. Guarantor represents to the Bank that it has knowledge of the financial condition and affairs of Doughtie's and represents and agrees that it will keep informed of such financial condition and affairs so long as this Guaranty is in force. Guarantor further agrees that the Bank will have no obligation to investigate such financial condition or affairs for the benefit of Guarantor nor to advise Guarantor of any fact respecting, or any change in, such financial condition or affairs which might come to the knowledge of the Bank at any time, whether or not the Bank knows or believes or has reason to know or believe that any such fact or change is unknown to Guarantor or might (or does) materially increase the risk of Guarantor as guarantor of the Guaranteed Obligations.

9. This Guaranty shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the internal laws and judicial decisions of the Commonwealth of Virginia.

       IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

                                        DUTTERER'S OF MANCHESTER CORP.

                                          By: Mary Beth Balog
                                          -------------------
                                            (Signature)
                                          Title: Secretary/Treasurer